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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 24, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry into a Material Definitive Agreement

               On October 24, 2005, E. I. du Pont de Nemours and Company ("DuPont") entered into an "Accelerated Share Repurchase" agreement with Goldman, Sachs & Co. ("Goldman Sachs") under which DuPont has agreed to repurchase from Goldman Sachs shares of DuPont's outstanding common stock for an aggregate purchase price of approximately $3 billion.

               Under the agreement, DuPont will purchase from Goldman Sachs 75,719,334 shares of DuPont's common stock on October 27, 2005 at a price per share of $39.62 with Goldman Sachs purchasing an equivalent number of shares in the open market over the next nine months. At the end of the nine-month period, DuPont may receive from, or be required to pay to, Goldman Sachs a price adjustment based upon the volume weighted average price of DuPont common stock during such purchase period. The price adjustment, if any, may be settled, at DuPont's option, in cash or shares of its common stock. DuPont will finance the purchase of its shares initially with short-term borrowings.

               The shares of common stock repurchased by DuPont under the agreement will be retired. DuPont will have 75,719,334 fewer shares outstanding immediately following the October 27, 2005 purchase.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

October 26, 2005

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